Exhibit 10.2

EXECUTION COPY

CONSENT TO CREDIT AGREEMENT

          CONSENT TO CREDIT AGREEMENT, dated as of June 29, 2009 (“Consent”), executed in connection with the Credit Agreement, dated as of November 23, 2005, and entered into by and among MTM Technologies, Inc., a New York corporation (“MTM”), MTM Technologies (US), Inc., a Delaware corporation (“MTM-US”), MTM Technologies (Massachusetts), LLC, a Delaware limited liability company (“MTM-MA”) and Info Systems, Inc., a Delaware corporation (“ISI”, MTM, MTM-US, MTM-MA and ISI being collectively, the “Borrowers” and each a “Borrower”); Columbia Partners, L.L.C. Investment Management, as investment manager (“Investment Manager”) for the benefit of itself and National Electrical Benefit Fund, as lender (“Lender”); and Lender (as amended, modified, supplemented or otherwise modified from time to time, the “Credit Agreement”). Terms which are capitalized in this Consent and not otherwise defined shall have the meanings ascribed to such terms in the Credit Agreement.

RECITALS

          WHEREAS, the Borrowers have requested that Investment Manager and Lender provide the Borrowers with additional time to deliver certain financials statements of the Borrowers required under the Credit Agreement as set forth herein; and

          WHEREAS, Investment Manager and Lender are willing to consent to the foregoing, but only as set forth in this Consent.

          NOW, THEREFORE, in consideration of the mutual promises contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

          Section One. Consent to Later Date to Deliver Financial Statements and Going Concern on Year-End Financial Statements.

          (a)       Notwithstanding the restrictions set forth in Sections 6.1(a) and (c) of the Credit Agreement, or any other provisions of the Credit Agreement to the contrary, Investment Manager and Lender hereby consent and agree that the Borrowers may deliver their (i) monthly Financial Statements for April and May, 2009 together with any required Compliance Certificate at any time on or before July 14, 2009, and (ii) audited Financial Statements for the fiscal year ended March 31, 2009, together with any required Compliance Certificate at any time on or before July 14, 2009. The failure of the Borrowers to deliver any Financial Statements by the dates specified in this Section One shall be an immediate Event of Default.

          (b)       Notwithstanding the restrictions set forth in Section 6.1(c) of the Credit Agreement, or any other provisions of the Credit Agreement to the contrary, Investment Manager and Lender hereby consent and agree that the 2009 Annual Financial Statements of the Borrowers may contain a “going concern” qualification.

          (c)       Investment Manager and Lender hereby acknowledge that MTM has notified the United States Securities and Exchange Commission (the “SEC”) that it will not be able to timely file its Annual Report on Form 10-K for the fiscal year ended March 31, 2009 (“Form 10-K”), but that MTM intends to file its Form 10-K with the SEC on or before July 14, 2009. Notwithstanding the restrictions set forth in Section 4.5 of the Credit Agreement, or any other provisions of the Credit Agreement to the contrary, Investment Manager and Lender hereby consent and agree that MTM may file its Annual Report on Form 10-K for the fiscal year ended March 31, 2009, with the SEC at any time on or before the date authorized by and in accordance with any extension of time for the filing thereof granted to MTM by the SEC.

          (d)       The consents contained in this Section One are specific in intent and are valid only for the specific purposes for which they are given. Nothing contained herein obligates Investment Manager and Lender to agree to any additional consents to any additional actions by the Borrowers.

          Section Two. Release of Claims. To induce Investment Manager and Lender to enter into this Consent, each of the Borrowers hereby agrees as follows:

          (a)       each Borrower hereby represents and warrants that there are no known claims, causes of action, suits, debts, liens, obligations, liabilities, demands, losses, costs and expenses (including attorneys’ fees) of any kind, character or nature whatsoever, fixed or contingent, which such Borrower may have or claims to have against Investment Manager or Lender, existing or occurring on or prior to the date of this Consent, arising from or in connection with the Credit Agreement or any of the Loan Documents.

          (b)       each Borrower hereby releases, waives and forever discharges and relieves Investment Manager and Lender and all their respective parents, subsidiaries and affiliates and the officers, directors, agents, attorneys and employees of each of the foregoing (hereinafter “Releasees”) from any and all claims, liabilities, demands, actions, suits, covenants, losses, costs, offsets and defenses of any nature and kind whatsoever, whether at law or equity of otherwise, whether known or unknown, which such Borrower ever had, now has, or have been caused by any act of commission or omission of Investment Manager or Lender, existing or occurring on or prior to the date of this Agreement, against or related to the Releasees, arising from or in connection with the Credit Agreement or any of the Loan Documents.

          Section Three. Representations and Warranties. To induce Investment Manager and Lender to enter into this Consent, each of the Borrowers hereby warrants and represents to Investment Manager and Lender as follows:

          (a)      no Defaults or Events of Default have occurred, other than Existing Defaults;

          (b)      the execution, delivery and performance of this Consent by such Borrower is within its corporate powers, has been duly authorized by all necessary corporate action, and such Borrower has received all necessary consents and approvals, if any are required, for the execution and delivery of this Consent;

          (c)      no consents are necessary from any third parties from such Borrower’s execution, delivery and performance of this Consent except for those already duly obtained;

          (d)      upon the execution of this Consent, this Consent shall constitute the legal, valid and binding obligation of such Borrower, enforceable against such Borrower in accordance with its terms, except as such enforceability may be limited by (i) bankruptcy, insolvency or similar laws affecting creditors’ rights generally and (ii) general principles of equity; and

          (e)      neither the execution and delivery of this Consent, nor the consummation of the transactions herein contemplated, nor compliance with the provisions hereof will (i) violate any law or regulation applicable to any Borrower, (ii) cause a violation by any Borrower of any order or decree of any court or government instrumentality applicable to it, (iii) conflict with, or result in the breach of, or constitute a default under, any indenture, mortgage, deed of trust, or other material agreement or material instrument to which any Borrower is a party or by which it may be bound, (iv) result in the creation or imposition of any lien, charge, or encumbrance upon any of the property of any Borrower, except in favor of Investment Manager and Lender, to secure the Obligations, (v) violate any provision of the Certificate of Incorporation, By-Laws, Operating Agreement or any capital stock provisions of any Borrower, or (vi) be reasonably likely to have a Material Adverse Effect.

Section Four. General Provisions.

          (a)       Except as herein expressly agreed, the Credit Agreement and all other agreements, documents, instruments and certificates executed in connection therewith, are ratified and confirmed in all respects and shall remain in full force and effect in accordance with their respective terms.

          (b)       To induce Investment Manager and Lender to enter into this Consent, the Borrowers, jointly and severally, represent and warrant to Investment Manager and Lender that except for the Events of Default set forth herein or in any prior waiver letter executed by parties, no other Event of Default has occurred.

          (c)       This Consent embodies the entire agreement between the parties hereto with respect to the subject matter hereof and supercedes all prior agreements, commitments, arrangements, negotiations or understandings, whether written or oral, of the parties with respect thereto.

          (d)       This Consent shall be governed by and construed in accordance with the internal laws of the State of New York, without regard to the conflicts of law principles thereof.

          (e)      The effectiveness of this Consent is conditioned on receipt by Investment Manager of each of the following: (i) this Consent, and (ii) a consent from GE Commercial Distribution Finance Corporation in form and substance reasonably acceptable to Investment Manager.

          (f)      The Borrowers hereby acknowledge their continued obligation to pay all fees and expenses which are due and payable pursuant to Section 1.6 of the Credit Agreement.

[Signature Pages Follow]

          IN WITNESS WHEREOF, the parties to this Consent have signed below to indicate their agreement with the foregoing and their intent to be bound thereby.

COLUMBIA PARTNERS, L.L.C.
INVESTMENT MANAGEMENT,
as Investment Manager

By: /s/ Christopher Doherty
Name: Christopher Doherty
Title: Managing Director

NATIONAL ELECTRICAL BENEFIT FUND,
as Lender
By: Columbia Partners, L.L.C.
Investment Management, its Authorized Signatory

By: /s/ Christopher Doherty
Name: Christopher Doherty
Title: Managing Director

MTM TECHNOLOGIES, INC.,
for itself and as Borrowing Agent

By: /s/ Steven Stringer
Name:	Steven Stringer
Title:	President and
Chief Executive Officer

MTM TECHNOLOGIES (US), INC.

By: /s/ Steven Stringer
Name:	Steven Stringer
Title:	President and
Chief Executive Officer

INFO SYSTEMS, INC.

By: /s/ Steven Stringer
Name:	Steven Stringer
Title:	President and
Chief Executive Officer

MTM TECHNOLOGIES (MASSACHUSETTS),
LLC

By: /s/ Steven Stringer
Name:	Steven Stringer
Title:	President and
Chief Executive Officer